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                                                                     EXHIBIT 3.1

                            NEW ENGLAND ZENITH FUND

             Amendment No. 10 to Agreement and Declaration of Trust

     The undersigned, being at least a majority of the Trustees of New England Zenith Fund (the "Trust"), hereby consent to and adopt the following amendment to the Trust's Agreement and Declaration of Trust (as amended through Amendment No. 9 thereto, the "Declaration of Trust"), a copy of which is on file in the office of the Secretary of State of The Commonwealth of Massachusetts:

     The undersigned Trustees having determined it to be consistent with the fair and equitable treatment of all shareholders of the Trust, the first sentence of Section 6 of Article III of the Declaration of Trust is hereby amended to read in its entirety as follows:

     Without limiting the authority of the Trustees set forth in Section 5, inter alia, to establish and designate any further Series or classes or to
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     modify the rights and preferences of any Series or class, each of the following Series shall be, and is hereby, established and designated: (1) the "Back Bay Advisors Money Market Series," (2) the "Back Bay Advisors Bond Income Series," (3) the "Capital Growth Series," (4) the "Westpeak Stock Index Series," (5) the "Back Bay Advisors Managed Series," (6) the "Westpeak Growth and Income Series," (7) the "Goldman Sachs Midcap Value Series," (8) the "Loomis Sayles Small Cap Series," (9) the "Loomis Sayles Balanced Series," (10) the "Morgan Stanley International Magnum Equity Series," (11) the "Salomon Brothers U.S. Government Series," (12) the "Salomon Brothers Strategic Bond Opportunities Series," (13) the "Davis Venture Value Series," (14) the "Alger Equity Growth Series," (15) the "MFS Investors Series," and (16) the "MFS Research Managers Series."

     The foregoing amendment shall become effective as of the time it is filed with the Secretary of State of The Commonwealth of Massachusetts.
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     IN WITNESS WHEREOF, we have hereunder set our hands for ourselves and for our successors and assigns this 5th day of March, 1999.



/s/ JOHN ARENA                                /s/ JOHN W. FLYNN
------------------------------------          --------------------------------
John Arena                                    John Flynn


/s/ ANNE GOGGIN                               /s/ NANCY HAWTHORNE
-----------------------------------           --------------------------
Anne Goggin                                   Nancy Hawthorne


/s/  JOSEPH HINCHEY                           /s/ ROBERT KITTREDGE
---------------------------------             -----------------------------
Joseph Hinchey                                Robert Kittredge


/s/ JOHN T. LUDES                             /s/  DALE ROGERS MARSHALL
------------------------------------          -------------------------
John Ludes                                    Dale Marshall


/s/ FREDERICK ZIMMERMANN
-------------------------
Frederick Zimmermann